                                                                   EXHIBIT(g)(2)

SCHEDULE OF INVESTMENTS

June 30, 1999
(Unaudited)

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
SENIOR SECURED FLOATING
RATE INTERESTS-92.96%(a)(b)

AEROSPACE & DEFENSE-2.80%

Fairchild Corp.
  Term Loan due 04/30/06      Ba3        $ 5,000,000   $  5,010,415
-------------------------------------------------------------------
Transtar Metals
  Term Loan B due
    01/20/06                  NR           4,991,071      4,966,116
-------------------------------------------------------------------
                                                          9,976,531
-------------------------------------------------------------------

AIR FREIGHT-COURIERS-0.71%

Atlas Freighter Leasing,
  Inc. A137
  Term Loan due 05/29/04      Ba3          2,551,622      2,546,837
-------------------------------------------------------------------

APPAREL & TEXTILE
  MANUFACTURING-1.40%

Glenoit Corp.
  Term Loan B due
    06/30/04                  NR           5,000,000      4,984,375
-------------------------------------------------------------------

AUTOMOBILE PARTS &
  EQUIPMENT-2.21%

Avis Rent A Car, Inc.
  Term Loan B due
    06/30/06                  Ba3          2,500,000      2,493,750
-------------------------------------------------------------------
  Term Loan C due
    06/30/07                  Ba3          2,500,000      2,493,750
-------------------------------------------------------------------
Joan Fabrics Corp.
  Term Loan B due
    06/30/05                  B1           1,899,486      1,899,460
-------------------------------------------------------------------
  Term Loan C due
    06/30/06                  B1             985,610        985,610
-------------------------------------------------------------------
                                                          7,872,570
-------------------------------------------------------------------

BUILDING MATERIALS-0.93%

Atrium Co.
  Term Loan B due
    06/30/05                  Ba3          1,360,556      1,360,556
-------------------------------------------------------------------
  Term Loan C due
    06/30/06                  Ba3          1,949,444      1,949,444
-------------------------------------------------------------------
                                                          3,310,000
-------------------------------------------------------------------

CASINOS-1.77%

Aladdin Gaming, L.L.C.
  Term Loan B due
    08/26/06                  B2             277,778        258,333
-------------------------------------------------------------------
  Term Loan C due
    02/26/08                  B2           2,222,222      2,066,667
-------------------------------------------------------------------
Resort at Summerlin, Inc.
  (The)
  Term Loan due 03/31/04      B1           4,000,000      3,980,000
-------------------------------------------------------------------
                                                          6,305,000
-------------------------------------------------------------------

CHEMICALS-COMMODITY-4.18%

Huntsman Corp.
  Term Loan B due
    06/30/04                  Ba2          3,442,437      3,425,225
-------------------------------------------------------------------
Lyondell Petrochemical
  Co.
  Term Loan A due
    07/31/03                  Ba1          2,958,187      2,936,343
-------------------------------------------------------------------
  Term Loan B due
    07/30/05                  Ba1          4,946,593      4,952,777
-------------------------------------------------------------------
Sterling Pulp Chemicals (SASK) Ltd.
  Term Loan B due
    06/27/05                  NR           3,608,598      3,590,555
-------------------------------------------------------------------
                                                         14,904,900
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
CHEMICALS-SPECIALTY-0.68%

Ethyl Corp.
  Term Loan due 12/15/99      Ba1        $ 2,442,307   $  2,442,307
-------------------------------------------------------------------

COAL-0.89%

Centennial Resources(c)
  Term Loan A due
    03/07/02                  NR             850,000        127,500
-------------------------------------------------------------------
  Term Loan B due
    03/07/04                  NR           1,966,666        295,000
-------------------------------------------------------------------
P&L Coal Holdings
  Corp./Peabody
  Term Loan B due
    06/09/06                  Ba2          2,769,231      2,770,386
-------------------------------------------------------------------
                                                          3,192,886
-------------------------------------------------------------------

COMMUNICATIONS
  TECHNOLOGY-2.08%

Intesys Technologies Inc.
  Term Loan B due
    09/30/06                  NR           7,470,000      7,413,975
-------------------------------------------------------------------

COMPUTERS-1.38%

GENICOM Corp.
  Term Loan due 09/30/99      B2             360,124        356,523
-------------------------------------------------------------------
  Term Loan B due
    09/05/04                  NR           4,812,500      4,571,875
-------------------------------------------------------------------
                                                          4,928,398
-------------------------------------------------------------------

CONGLOMERATE-0.70%

Western Industries, Inc.
  Term Loan B due
    06/23/06                  NR           2,500,000      2,487,500
-------------------------------------------------------------------

CONSUMER SERVICES-3.09%

Coinmach Corp.
  Term Loan B due
    06/30/06                  BB           6,897,613      6,897,613
-------------------------------------------------------------------
Renters Choice, Inc.
  Term Loan B due
    02/05/06                  NR           1,865,625      1,862,515
-------------------------------------------------------------------
  Term Loan C due
    02/05/07                  NR           2,280,208      2,276,407
-------------------------------------------------------------------
                                                         11,036,535
-------------------------------------------------------------------

CONTAINERS &
  PACKAGING-3.52%

Graham Packaging Co. L.P.
  Term Loan B due
    01/30/06                  B1           1,346,680      1,347,801
-------------------------------------------------------------------
  Term Loan C due
    01/30/07                  B1           1,412,679      1,413,855
-------------------------------------------------------------------
  Term Loan D due
    01/30/07                  B1           3,061,267      3,064,733
-------------------------------------------------------------------
Kerr Group, Inc.
  Term Loan B due
    03/31/06                  NR           2,000,000      2,005,000
-------------------------------------------------------------------
Packaging Corp. America
  Term Loan B due
    04/05/07                  NR           2,345,041      2,360,432
-------------------------------------------------------------------
  Term Loan C due
    04/05/08                  NR           2,345,041      2,360,432
-------------------------------------------------------------------
                                                         12,552,253
-------------------------------------------------------------------

COSMETICS-PERSONAL
  CARE-0.32%

American Safety Razor Co.
  Term Loan B due
    02/05/05                  NR           5,000,000      1,151,917
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
ELECTRICAL COMPONENTS &
  EQUIPMENT-1.66%

RSP Manufacturing
  Term Loan B due
    06/30/04                  NR         $ 2,875,461   $  2,859,287
-------------------------------------------------------------------
  Term Loan C due
    11/30/04                  NR           3,092,172      3,076,711
-------------------------------------------------------------------
                                                          5,935,998
-------------------------------------------------------------------

FACTORY EQUIPMENT-1.93%

Formax, Inc.
  Term Loan B due
    09/30/05                  NR           6,882,043      6,873,466
-------------------------------------------------------------------

FINANCIAL
  INSTITUTION-1.33%

Amresco Inc.
  Term Loan B due
    08/12/03                  B1           5,000,000      4,750,000
-------------------------------------------------------------------

FINANCIAL SERVICES-1.40%

  Bridge Information Systems, Inc.
  Term Loan B due
    05/14/05                  NR           5,000,000      5,003,125
-------------------------------------------------------------------

FOOD-0.53%

New World Pasta Co.
  Term Loan B due
    01/31/06                  NR           1,866,667      1,877,555
-------------------------------------------------------------------

HEALTH CARE
  PROVIDERS-3.99%

Community Health Systems,
  Inc.
  Term Loan D due
    12/31/05                  NR           4,948,452      4,940,203
-------------------------------------------------------------------
Genesis Health Ventures,
  Inc.
  Term Loan B due
    09/30/04                  Ba3          1,197,505      1,135,633
-------------------------------------------------------------------
  Term Loan C due
    06/30/05                  Ba3          1,194,710      1,132,982
-------------------------------------------------------------------
Mariner Post-Acute
  Network, Inc.
  Term Loan B due
    03/31/05                  B1           2,480,000      1,922,000
-------------------------------------------------------------------
  Term Loan C due
    03/31/06                  B1           2,480,000      1,922,000
-------------------------------------------------------------------
MedPartners, Inc.
  Term Loan B due
    06/08/01                  NR           1,705,839      1,637,606
-------------------------------------------------------------------
Multicare Companies, Inc.
  Term Loan B due
    09/30/04                  B1           1,228,125      1,166,719
-------------------------------------------------------------------
  Term Loan C due
    06/30/05                  B1             408,333        387,577
-------------------------------------------------------------------
                                                         14,244,720
-------------------------------------------------------------------

HOUSEHOLD FURNISHINGS-
  APPLIANCES-2.79%

Imperial Home Decor
 Group, Inc. (The)
  Term Loan B due
    03/13/05                  B1           3,300,000      3,260,813
-------------------------------------------------------------------
  Term Loan C due
    03/13/06                  B1           1,700,000      1,679,813
-------------------------------------------------------------------
Simmons Co., Inc.
  Term Loan B due
    10/29/05                  Ba2          1,424,490      1,429,832
-------------------------------------------------------------------
  Term Loan C due
    10/29/06                  Ba3          3,562,500      3,575,859
-------------------------------------------------------------------
                                                          9,946,317
-------------------------------------------------------------------

HOUSEHOLD PRODUCTS-5.09%

Boyds Collection, Ltd.
  (The)
  Term Loan B due
    04/01/06                  Ba3          1,638,889      1,636,157
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
HOUSEHOLD PRODUCTS-(CONTINUED)

Paint Sundry Brands Corp.
  Term Loan B due
    08/11/05                  NR         $ 1,698,153   $  1,691,785
-------------------------------------------------------------------
  Term Loan C due
    08/11/06                  NR           1,570,750      1,564,860
-------------------------------------------------------------------
20th Century Plastics,
  Inc.
  Term Loan B due
    10/05/05                  NR           3,966,667      3,877,417
-------------------------------------------------------------------
  Term Loan C due
    10/06/05                  NR           3,473,750      3,395,591
-------------------------------------------------------------------
United Industries Co.
  A252
  Loan B due 03/24/06         B1           5,985,000      6,009,939
-------------------------------------------------------------------
                                                         18,175,749
-------------------------------------------------------------------

INDUSTRIAL & COMMERCIAL
  SERVICES-3.96%

Century Maintenance
  Supply, Inc.
  Term Loan B due
    06/30/05                  NR           4,950,000      4,900,500
-------------------------------------------------------------------
Decision One Corp.
  Term Loan B due
    08/06/05                  B1           2,947,500      2,210,625
-------------------------------------------------------------------
Ferrellgas, L.P.
  Term Loan Series C due
    06/17/06                  NR           7,000,000      7,008,750
-------------------------------------------------------------------
                                                         14,119,875
-------------------------------------------------------------------

INDUSTRIAL
  TECHNOLOGY-1.12%

Thermadyne Holdings Corp.
  Term Loan B due
    05/22/05                  B1           1,985,000      1,989,963
-------------------------------------------------------------------
  Term Loan C due
    05/22/06                  B1           1,985,000      1,989,963
-------------------------------------------------------------------
                                                          3,979,926
-------------------------------------------------------------------

INSURANCE COMPANY-0.55%

Willis Corroon Corp.
  Term Loan C due
    02/19/08                  Ba2            970,000        973,031
-------------------------------------------------------------------
  Term Loan D due
    08/19/08                  Ba2            970,000        973,031
-------------------------------------------------------------------
                                                          1,946,062
-------------------------------------------------------------------

LEISURE & TOURISM-0.36%

Patriot American
  Hospitality, Inc.
  Term Loan B due
    06/30/99                  NR           1,293,529      1,293,529
-------------------------------------------------------------------

LODGING-5.36%

Extended Stay America,
  Inc.
  Term Loan B due
    12/31/03                  NR           5,000,000      4,975,000
-------------------------------------------------------------------
Interval International
  Corp.
  Term Loan B due
    12/16/05                  NR           2,098,438      2,093,191
-------------------------------------------------------------------
  Term Loan C due
    12/15/06                  NR           2,098,438      2,093,191
-------------------------------------------------------------------
Wyndam International,
  Inc.
  Term Loan B due
    06/30/06                  NR          10,000,000      9,975,000
-------------------------------------------------------------------
                                                         19,136,382
-------------------------------------------------------------------

MARINE
  TRANSPORTATION-1.40%

American Commercial Lines
  L.L.C.
  Term Loan B due
    06/30/06                  Ba2          2,105,981      2,106,859
-------------------------------------------------------------------
  Term Loan C due
    06/30/07                  Ba2          2,871,166      2,872,363
-------------------------------------------------------------------
                                                          4,979,222
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
MEDIA-BROADCASTING-6.99%

Capstar Radio
  Broadcasting Partners,
  Inc.
  Term Loan due 05/28/05      NR         $ 9,900,000   $  9,909,900
-------------------------------------------------------------------
Charter Communications Operating
  Term Loan B due
    03/18/08                  Ba3          5,000,000      5,008,595
-------------------------------------------------------------------
ComCorp Broadcasting,
  Inc.
  Term Loan B due
    06/30/07                  NR           2,500,000      2,500,000
-------------------------------------------------------------------
RCN Corp.
  Term loan due 06/03/07      B1           5,000,000      5,017,190
-------------------------------------------------------------------
White Knight
  Broadcasting, Inc.
  Term Loan B due
    06/30/07                  NR           2,500,000      2,500,000
-------------------------------------------------------------------
                                                         24,935,685
-------------------------------------------------------------------

MEDIA-PUBLISHING-3.89%

American Media, Inc.
  Term Loan B due
    05/06/07                  NR           4,000,000      4,015,000
-------------------------------------------------------------------
Enterprise Publishing Co.
  Term Loan due 06/30/05      NR           4,936,061      4,936,061
-------------------------------------------------------------------
21st Century Newspapers,
  Inc.
  Term Loan B due
    09/15/05                  Ba3          4,937,500      4,912,813
-------------------------------------------------------------------
                                                         13,863,874
-------------------------------------------------------------------

MEDICAL SUPPLIES-1.40%

Dade Behring, Inc.
  Term Loan B due
    06/30/06                  Ba3          2,500,000      2,493,750
-------------------------------------------------------------------
  Term Loan C due
    06/30/07                  Ba3          2,500,000      2,493,750
-------------------------------------------------------------------
                                                          4,987,500
-------------------------------------------------------------------

OFFICE EQUIPMENT-2.52%

EMED Co., Inc.
  Term Loan B due
    03/31/06                  NR           3,990,000      3,985,013
-------------------------------------------------------------------
Identity Group
  Term Loan B due
    05/07/07                  NR           5,000,000      4,993,750
-------------------------------------------------------------------
                                                          8,978,763
-------------------------------------------------------------------

PAPER PRODUCTS-0.70%

Pacifica Papers Inc.
  Term Loan B due
    03/12/06                  NR           2,500,000      2,512,500
-------------------------------------------------------------------

PHARMACEUTICALS-1.91%

Endo Pharmaceuticals,
  Inc.
  Term Loan B due
    06/30/04                  NR           2,452,381      2,440,119
-------------------------------------------------------------------
Leiner Health Products Group, Inc.
  Term Loan C due
    04/30/05                  Ba3          4,428,678      4,406,534
-------------------------------------------------------------------
                                                          6,846,653
-------------------------------------------------------------------

POLLUTION CONTROL-WASTE
  MANAGEMENT-0.76%

Safety-Kleen Corp.
  Term Loan B due
    04/03/04                  B1           1,350,000      1,356,329
-------------------------------------------------------------------
  Term Loan C due
    04/03/05                  B1           1,350,000      1,356,329
-------------------------------------------------------------------
                                                          2,712,658
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
REAL ESTATE INVESTMENT
  TRUST-4.21%

Felcor Lodging Trust Inc.
  Term Loan due 03/31/04      Ba1        $ 5,000,000   $  5,009,375
-------------------------------------------------------------------
Starwood Hotels & Resorts
  Worldwide, Inc.
  Term Loan due 02/23/03      NR          10,000,000     10,004,170
-------------------------------------------------------------------
                                                         15,013,545
-------------------------------------------------------------------

RECREATION-OTHER-2.37%

American Ski Co. East
  Term Loan due 05/31/06      NR           1,414,286      1,386,000
-------------------------------------------------------------------
American Ski Co. West
  Term Loan due 05/31/06      NR           3,538,095      3,467,333
-------------------------------------------------------------------
KSL Recreation Group Inc.
  Revolving Credit due
    04/30/03                  B2           4,040,816      2,220,061
-------------------------------------------------------------------
  Term Loan A due
    04/30/05                  B2             700,000        695,187
-------------------------------------------------------------------
  Term Loan B due
    04/30/06                  B2             700,000        695,625
-------------------------------------------------------------------
                                                          8,464,206
-------------------------------------------------------------------

RESTAURANTS-1.39%

AFC Enterprises, Inc.
  Term Loan B due
    06/30/04                  Ba3          4,962,500      4,967,155
-------------------------------------------------------------------

RETAILERS-SPECIALTY-1.39%

General Nutrition Co.
  Term Loan due 03/31/02      NR           5,000,000      4,975,000
-------------------------------------------------------------------

TELEPHONE SYSTEMS-7.02%

Centennial Cellular Corp.
  Term Loan B due
    05/31/07                  NR           2,487,500      2,501,181
-------------------------------------------------------------------
  Term Loan C due
    11/30/07                  NR           2,487,500      2,501,181
-------------------------------------------------------------------
CommNet Cellular Inc.
  Term Loan B due
    09/30/06                  B1             586,527        587,260
-------------------------------------------------------------------
  Term Loan C due
    03/31/07                  B1           1,161,440      1,162,892
-------------------------------------------------------------------
  Term Loan D due
    09/30/07                  B1           3,252,033      3,256,098
-------------------------------------------------------------------
Nextel Communications
  Term Loan D due
    03/31/07                  NR           5,000,000      5,015,000
-------------------------------------------------------------------
Tritel Holding Corp.
  Term Loan B due
    03/31/08                  NR           5,000,000      5,014,585
-------------------------------------------------------------------
Western PCS Holding Corp.
  Term Loan B due
    06/26/07                  NR           5,000,000      5,012,500
-------------------------------------------------------------------
                                                         25,050,697
-------------------------------------------------------------------

TRANSPORTATION EQUIPMENT-0.28%

Johnstown America
  Industries
  Term Loan B due
    04/29/05                  B1           1,000,000      1,000,000
-------------------------------------------------------------------
    Total Senior Secured
      Floating Rate
      Interests (Cost
      $336,516,629)                                     331,676,146
-------------------------------------------------------------------

COMMERCIAL PAPER-3.19%

Safeway Inc., 6.10%,
  07/01/99 (Cost
  $11,378,072)(d)             NR          11,380,000     11,380,000
-------------------------------------------------------------------

                             MOODY'S      PRINCIPAL       MARKET
                             RATING        AMOUNT         VALUE
                           (UNAUDITED)
REPURCHASE AGREEMENT-2.63%(e)

State Street Bank & Trust
  Co., 4.70%, 07/01/99
  (Cost $9,403,000)(f)                   $ 9,403,000   $  9,403,000
-------------------------------------------------------------------
TOTAL INVESTMENTS-98.78%                                352,459,146
-------------------------------------------------------------------
OTHER ASSETS LESS
  LIABILITIES-1.22%                                       4,349,053
-------------------------------------------------------------------
NET ASSETS-100%                                        $356,808,199
===================================================================

Notes to Schedule of Investments.

(a) Senior secured corporate loans and senior secured debt securities in the Fund's portfolio generally have variable rates which adjust to a base, such as the London InterBank Offered Rate ("LIBOR"), on set dates, typically every 30 days but not greater than one year; and/or have interest rates that float at a margin above a widely recognized base lending rate such as the Prime Rate of a designated U.S. bank. Senior secured floating rate interests are, at present, not readily marketable and may be subject to restrictions on resale.
(b) Senior secured floating rate interests often require prepayments from excess cash flow or permit the borrower to repay at its election. The degree to which borrowers repay, whether as a contractual requirement or at their election, cannot be predicted with accuracy. As a result, the actual remaining maturity may be substantially less than the stated maturities shown. However, it is anticipated that the senior secured floating rate interests will have an expected average life of three to five years.
(c) Non-income producing security: Centennial Resources, Inc. filed for bankruptcy under Chapter 11 on October 13, 1998.
(d) Commercial paper bought at a discount. In such case the interest rate shown represents the rate of discount paid or received at the time of purchase by the Fund.
(e) Collateral on repurchase agreements, including the Fund's pro-rata interest in joint repurchase agreements, is taken into possession by the Fund upon entering into the repurchase agreement. The collateral is marked to market daily to ensure its market value is at least 102% of the sales price of the repurchase agreement. The investments in some repurchase agreements are through participation in joint accounts with other mutual funds, private accounts, and certain non-registered investment companies managed by the investment advisor or its affiliates.
(f) Repurchase agreement entered into 6/30/99 with a maturing value of $9,404,228. Collateralized by U.S. Government obligations.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

June 30, 1999
(Unaudited)

ASSETS:

Investments, at market value
(cost $357,299,629)                          $352,459,146
---------------------------------------------------------
Receivables for:
  Fund shares sold                              3,143,589
---------------------------------------------------------
  Interest                                      2,563,381
---------------------------------------------------------
Prepaid organizational                            120,312
---------------------------------------------------------
Other assets                                       71,619
---------------------------------------------------------
    Total assets                              358,358,047
---------------------------------------------------------

LIABILITIES:

Payables for:
  Dividends                                       901,587
---------------------------------------------------------
  Deferred facility fees                          607,552
---------------------------------------------------------
Accrued administrative services fees                8,604
---------------------------------------------------------
Accrued transfer agent fees                        20,500
---------------------------------------------------------
Accrued operating expenses                         11,605
---------------------------------------------------------
    Total liabilities                           1,549,848
---------------------------------------------------------
Net assets applicable to shares outstanding  $356,808,199
=========================================================

CAPITAL STOCK, $0.001 PAR VALUE PER SHARE:     36,346,276
=========================================================
  Net asset value and redemption price per
    share                                    $       9.82
=========================================================

STATEMENT OF OPERATIONS

For the six months ended June 30, 1999
(Unaudited)

INVESTMENT INCOME:

Interest                                      $12,890,372
---------------------------------------------------------
Facility fees earned                              161,452
---------------------------------------------------------
    Total investment income                    13,051,824
---------------------------------------------------------

EXPENSES:

Management fees                                 1,928,942
---------------------------------------------------------
Administrative services fees                       40,302
---------------------------------------------------------
Custodian fees                                     13,458
---------------------------------------------------------
Directors' fees                                     7,800
---------------------------------------------------------
Transfer agent fees                               107,207
---------------------------------------------------------
Other                                             277,712
---------------------------------------------------------
    Total expenses                              2,375,421
---------------------------------------------------------
Less: Expenses paid indirectly                     (3,197)
---------------------------------------------------------
     Net expenses                               2,372,224
---------------------------------------------------------
Net investment income                          10,679,600
---------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES:

Net realized gain (loss) from investment
  securities                                     (471,979)
---------------------------------------------------------
Change in net unrealized appreciation
  (depreciation) of investment securities        (328,014)
---------------------------------------------------------
    Net gain (loss) from investment
       securities                                (799,993)
---------------------------------------------------------
Net increase in net assets resulting from
  operations                                  $ 9,879,607
=========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

For the six months ended June 30, 1999 and the year ended December 31, 1998 (Unaudited)

                                                                  JUNE 30,      DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------

OPERATIONS:

  Net investment income                                         $ 10,679,600    $ 15,638,616
--------------------------------------------------------------------------------------------
  Net realized gain (loss) from investment securities               (471,979)         10,508
--------------------------------------------------------------------------------------------
  Change in net unrealized appreciation (depreciation) of
    investment securities                                           (328,014)     (4,634,050)
--------------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations           9,879,607      11,015,074
--------------------------------------------------------------------------------------------
Distributions to shareholders from net investment income         (10,670,415)    (15,477,327)
--------------------------------------------------------------------------------------------
Distributions to shareholders from net realized gains on
  investment securities                                                   --        (150,555)
--------------------------------------------------------------------------------------------
Share transactions-net                                            69,525,441     130,989,233
--------------------------------------------------------------------------------------------
    Net increase in net assets                                    68,734,633     126,376,425
--------------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of period                                            288,073,566     161,697,141
--------------------------------------------------------------------------------------------
  End of period                                                 $356,808,199    $288,073,566
============================================================================================

NET ASSETS CONSIST OF:

  Shares of beneficial interest                                 $361,939,678    $292,414,237
--------------------------------------------------------------------------------------------
  Undistributed net investment income                                170,474         161,289
--------------------------------------------------------------------------------------------
  Undistributed net realized gain (loss) from investment
    securities                                                      (461,470)         10,509
--------------------------------------------------------------------------------------------
  Unrealized appreciation (depreciation) of investment
    securities                                                    (4,840,483)     (4,512,469)
--------------------------------------------------------------------------------------------
                                                                $356,808,199    $288,073,566
============================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

June 30, 1999
(Unaudited)

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

AIM Floating Rate Fund (the "Fund"), is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a continuously offered non-diversified, closed-end management investment company.
  The Fund invests all of its investable assets in the Floating Rate Portfolio ("Portfolio"). The Portfolio is organized as a Delaware business trust and is registered under the 1940 Act as a non-diversified, closed-end management investment company.
  The Portfolio has investment objectives, policies, and limitations substantially identical to the Fund. Therefore, the financial statements of the Fund and the Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and the Portfolio. At June 30, 1999, all of the shares of beneficial interest of the Portfolio were owned either by the Fund or INVESCO (NY), Inc., which has a nominal ($100) investment in the Portfolio.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund and Portfolio in the preparation of the financial statements.
A. Portfolio Valuation -- The Portfolio invests primarily in senior secured corporate loans ("Corporate Loans") and senior secured debt securities ("Corporate Debt Securities") that meet credit standards established INVESCO Senior Secured Management, Inc., (the "Sub-Adviser").
       When possible, A I M Advisors, Inc. ("AIM") or the Sub-Adviser will rely on quotations provided by banks, dealers or pricing services with respect to Corporate Loans and Corporate Debt Securities. Whenever it is not possible to obtain such quotes, the Sub-Adviser, subject to guidelines reviewed by the Portfolio's Board of Trustees, values the Corporate Loans and Corporate Debt Securities at Fair Value, which approximates market value. In valuing a Corporate Loan or Corporate Debt Security, the Sub-Adviser considers, among other factors, (i) the credit worthiness of the U.S. or non-U.S. Company borrowing or issuing Corporate Debt Securities and any intermediate loan participants, (ii) the current interest rate, period until next interest rate reset and maturity of the Corporate Loan or Corporate Debt Security, (iii) recent prices in the market for instruments of similar quality, rate, and period until next interest rate reset and maturity.
B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Such distributions are declared daily and paid monthly.
C. Federal Income Taxes -- The Fund intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.
D. Intermediate Participants -- The Portfolio invests primarily in Corporate Loans from U.S. or non-U.S. companies (the "Borrowers"). The investment of the Portfolio in a Corporate Loan may take the form of participation interests or assignments. If the Portfolio purchases a participation interest from a syndicate of lenders ("Lenders") or one of the participants in the syndicate ("Participant"), one or more of which administers the loan on behalf of all the Lenders (the "Agent Bank"), the Portfolio would be required to rely on the Lender that sold the participation interest not only for the enforcement of the Portfolio's rights against the Borrower but also for the receipt and processing of payments due to the Portfolio under the Corporate Loans. As such, the Portfolio is subject to the credit risk of the Borrower and a Participant. Lenders and Participants interposed between the Portfolio and a Borrower, together with Agent Banks, are referred to as "Intermediate Participants".
E. Securities Purchased on a When-Issued and Delayed Delivery Basis -- The Portfolio may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other portfolio securities on a when-issued and delayed delivery basis, with payment and delivery scheduled for a future date. No income accrues to the Portfolio on such interests or securities in connection with such transactions prior to the date the Portfolio actually takes delivery of such interests or securities. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Although the Portfolio will generally purchase these securities with the intention of acquiring such securities, they may sell such securities before the settlement date. These securities are identified on the accompanying Schedule of Investments. The Portfolio has set aside sufficient cash or liquid high grade debt securities as collateral for these purchase commitments.
F. Deferred Organizational Expenses -- Expenses incurred by the Fund or Portfolio in connection with its organization aggregated $212,350. These expenses are being amortized on a straightline basis over a five-year period.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Fund's and the Portfolio's investment manager and administrator. The Fund pays AIM fees at an annual rate of 0.25% of the Fund's average daily net assets. The Portfolio pays AIM fees at an annual rate of 0.95% of the Portfolio's average daily net assets. AIM has contractually agreed to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expenses) to the maximum annual rate of 1.50% of the average daily net assets of the Fund.
  A I M Fund Services, Inc. ("AFS") is the transfer agent of the Fund. The Fund, pursuant to a transfer agency and service agreement, has agreed to pay AFS a fee for providing transfer agency and shareholder services to the Fund. During the six months ended June 30, 1999, AFS was paid $107,207 for such services.
  A I M Distributors, Inc. serves as the Fund's distributor. AIM Distributors did not receive any commissions from sales of the Class A shares of the Fund during the six months ended June 30, 1999. Such commissions are not an expense of the Fund. They are deducted from, and are not included in, the proceeds from sales of Class A shares. During the six months ended June 30, 1999, AIM Distributors received $407,460 in contingent deferred sales charges imposed on redemptions of Fund shares. Certain Directors of the Company are officers and directors of AIM, AIM Distributors and AFS.
  AIM is the pricing and accounting agent for the Fund. The monthly fee for these services to AIM is a percentage, not to exceed 0.03% annually, of the Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% to the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets. Effective July 1, 1999, the Company entered into a master administration services agreement with AIM, replacing the above pricing and accounting agreement. The Fund has agreed to pay AIM for certain administrative costs incurred in providing accounting services to the Fund.

NOTE 3-INDIRECT EXPENSES

During the six months ended June 30, 1999, the Fund received reductions in custodian fees of $3,197 under an expense offset arrangement. The effect of the above arrangement resulted in a reduction of the Fund's total expenses of $3,197 during the six months ended June 30, 1999.

NOTE 4-DIRECTORS' FEES

Directors' fees represent remuneration paid to trustees who are not an "interested person" of AIM.

NOTE 5-BANK BORROWINGS

The Fund, along with certain other funds advised and/or administered by AIM, has lines of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow the Fund and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the Fund's total assets.
  Effective May 28, 1999, the above lines of credit were replaced by the Fund's participation in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $975,000,000 or (ii) the limits set by its prospectus for borrowings. The Fund and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. During the six months ended June 30, 1999 the Fund did not borrow under the line of credit.

NOTE 6-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the six months ended June 30, 1999 was $159,514,511 and $92,121,888, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, on a tax basis, as of June 30, 1999 is as follows:

Aggregate unrealized appreciation of investment
  securities                                        $    824,584
----------------------------------------------------------------
Aggregate unrealized (depreciation) of investment
  securities                                          (5,665,067)
----------------------------------------------------------------
Net unrealized appreciation (depreciation) of
  investment securities                             $ (4,840,483)
================================================================

Investments have the same cost for tax and financial statement purposes.

NOTE 7-SHARE INFORMATION

Changes in the Fund's shares outstanding during the six months ended June 30, 1999 and the year ended December 31, 1998 were as follows:

                               JUNE 30,                  DECEMBER 31,
                                 1999                        1998
                       -------------------------   -------------------------
                         SHARES        AMOUNT        SHARES        AMOUNT
                       ----------   ------------   ----------   ------------
Sold                    8,478,817   $ 83,343,072   16,339,303   $162,694,934
----------------------------------------------------------------------------
Issued as
reinvestment of
dividends                 583,017      5,731,369      741,971      7,380,819
----------------------------------------------------------------------------
Reacquired             (1,989,819)   (19,549,000)  (3,940,550)   (39,086,520)
============================================================================
                        7,072,015   $ 69,525,441   13,140,724   $130,989,233
============================================================================

NOTE 8-UNFUNDED LOAN COMMITMENTS

As of June 30, 1999, the fund had unfunded loan commitments of $5,642,653, which would be extended at the option of the borrower, pursuant to the following loan agreements:

                                                   UNFUNDED
BORROWER                                          COMMITMENTS
--------                                          -----------
American Safety Razor Co.                         $3,850,000
-------------------------------------------------------------
KSL Recreation Group Inc.                          1,792,653
=============================================================
                                                  $5,642,653
=============================================================

NOTE 9-TENDER OFFER

The Fund's Board of Directors considers each quarter the making of Tender offers which are offers to repurchase all or a portion of its shares of Common Stock from stockholders at a price per share equal to the net asset value per share of the Fund's Common Stock determined at the close of business on the day an offer terminates. Shares of Common Stock held less than four years and which are repurchased by the Fund pursuant to Tender Offers will be subject to an early withdrawal charge of up to 3% of the lesser of the then current net asset value or the original purchase price of the Common Stock being tendered.

NOTE 10-FINANCIAL HIGHLIGHTS

Shown below are the financial highlights for a share of Capital Stock outstanding during the six months ended June 30, 1999, the year ended December 31, 1998 and the period May 1, 1997 (date operations commenced) through December 31, 1997.

                                                                             DECEMBER 31,
                                                               JUNE 30,   -------------------
                                                                 1999     1998(a)    1997(a)
                                                               --------   --------   --------
Net asset value, beginning of period                           $   9.84   $  10.02   $  10.00
------------------------------------------------------------   --------   --------   --------
Income from investment operations:
  Net investment income                                            0.32       0.68       0.46
------------------------------------------------------------   --------   --------   --------
  Net realized and unrealized gain (loss) on investments         (0.02)     (0.18)       0.02
------------------------------------------------------------   --------   --------   --------
    Net increase (decrease) from investment operations             0.30       0.50       0.48
------------------------------------------------------------   --------   --------   --------
Distributions to shareholders:
------------------------------------------------------------   --------   --------   --------
  From net investment income                                     (0.32)     (0.67)     (0.46)
------------------------------------------------------------   --------   --------   --------
  From net realized gains                                            --     (0.01)         --
------------------------------------------------------------   --------   --------   --------
    Total distributions                                          (0.32)     (0.68)     (0.46)
------------------------------------------------------------   --------   --------   --------
Net asset value, end of period                                 $   9.82   $   9.84   $  10.02
============================================================   ========   ========   ========
Total return(b)                                                    3.14%      5.25%      5.04%
============================================================   ========   ========   ========
Ratios/supplemental data:
Net assets, end of period (000s omitted)                       $356,808   $288,074   $161,697
============================================================   ========   ========   ========
Ratio of net investment income to average net assets:
  With fee waivers                                                 6.64%      6.88%      7.26%
============================================================   ========   ========   ========
  Without fee waivers                                              6.64%      6.75%      6.24%
============================================================   ========   ========   ========
Ratio of expenses to average net assets excluding interest
  expense:
  With fee waivers                                                 1.48%      1.50%      1.50%
============================================================   ========   ========   ========
  Without fee waivers                                              1.48%      1.63%      2.52%
============================================================   ========   ========   ========
Ratio of interest expense to average net assets (Note 5)             --       0.01%      0.15%
============================================================   ========   ========   ========
Portfolio turnover rate                                              29%        75%       118%
============================================================   ========   ========   ========

(a) Calculated using average shares outstanding.
(b) Does not withdrawal charges and is not annualized for periods less than one year.
(c) Ratios are annualized and based on average net assets of $324,154,620.
(d) Annualized.